(11)    Opinion of Counsel as to the Legality of the Securities

September 16, 2011

Transamerica Series Trust

570 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

We have acted as counsel to Transamerica Series Trust, a Delaware statutory trust (the “Trust”), in its individual capacity, and on behalf of each of its series listed on Exhibit A hereto, (each, an “Acquiring Portfolio”), in connection with the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about September 16, 2011 (the “Registration Statement”), with respect to each Acquiring Portfolio’s Initial Class shares and Service Class shares (the “Shares”) of beneficial interest to be issued in exchange for the assets of the corresponding series of the Trust listed on Exhibit A, as described in the Registration Statement (the “Reorganizations”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b) A copy, certified by the Secretary of State of the State of Delaware, dated as of a recent date, of the Trust’s Certificate of Trust, filed with the Secretary of State of the State of Delaware (the “Certificate of Trust”);

(c) A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), the Trust’s By-Laws (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust at a meeting held on August 17, 2011, authorizing the Reorganizations and the issuance of the Shares on behalf of each Acquiring Portfolio (the “Resolutions”);

(d) A copy, received on September 14, 2011, of the Registration Statement; and

(e) A copy of the form of the Agreement and Plan of Reorganization to be entered into by the Trust, on behalf of each Acquiring Portfolio (the “Agreement and Plan of Reorganization”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities

Transamerica Series Trust

September 16, 2001

and Exchange Commission will be in substantially the form of the printer’s proof referred to in paragraph (d) above, and that the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (e) above. We have also assumed for the purposes of this opinion that the Declaration, the Certificate of Trust, the Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of the Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act (which for this purpose includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing and to the further assumptions and limitations hereinafter set forth, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP

Exhibit A

Acquired Portfolio/Classes	Acquiring Portfolio/Classes
Transamerica Foxhall Global Conservative VP	Transamerica AEGON Active Asset Allocation - Conservative VP
Initial Class	Initial Class
Service Class	Service Class
Transamerica Foxhall Emerging Markets/Pacific Rim VP	Transamerica AEGON Active Asset Allocation - Moderate Growth VP
Initial Class	Initial Class
Service Class	Service Class
Transamerica Foxhall Global Growth VP	Transamerica AEGON Active Asset Allocation - Moderate Growth VP
Initial Class	Initial Class
Service Class	Service Class